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                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-46343) of Cornerstone Propane Partners, L.P. of our report dated August 24, 1998, except for NOTE 11 as to which the date is November 13, 1998, with respect to the consolidated financial statements of Propane Continental, Inc. and Subsidiaries, incorporated by reference in this Current Report on Form 8-K of Cornerstone Propane Partners, L.P.




                                           /s/ Ernst & Young L.L.P.
                                          ---------------------------
                                              Ernst & Young L.L.P.


Kansas City, Missouri
December 17, 1998